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                                                                EXHIBIT 10(L)(4)

                               THIRD AMENDMENT TO
                        SUPPLEMENTAL RETIREMENT AGREEMENT

      THIS THIRD AMENDMENT TO THE SUPPLEMENTAL RETIREMENT AGREEMENT (this "Amendment") is made and entered into as of this 14th day of February 2005 by and between Banknorth Group, Inc. (formerly known as Peoples Heritage Financial Group, Inc. and hereafter referred to as the Corporation), and John W. Fridlington (the "Executive").

                                    RECITALS:

      A. The Corporation and the Executive are parties to a certain Supplemental Retirement Agreement, dated as of January 1, 1996 and amended as of April 1, 2001 and December 23, 2003 (the "Amended Agreement"). The Amended Agreement, as amended by this Amendment, is referred to as the "Agreement."

      B. Since the date of the last amendment to the Amended Agreement, the Corporation has entered into an Amended and Restated Agreement and Plan of Merger among The Toronto-Dominion Bank, Berlin Merger Co., the Corporation and Banknorth Delaware Inc., dated as of August 25, 2004 (the "Merger Agreement"), and the Corporation and the Executive now wish to amend the Amended Agreement as required by Section 6.13(i) of the Merger Agreement and as hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Amended Agreement as follows:

1.    AMENDMENTS.

      1.1 Benefit Computation Base. Section 2.02 of the Agreement is hereby amended by deleting the second, third and fourth sentences of such section in their entirety and replacing them with the following:

            "For the purposes of this Agreement, compensation shall mean the amount actually paid or made available to the Executive during a calendar year as remuneration of a kind or nature reported by the Corporation on the Executive's W-2, except as set forth below. Compensation shall also include annual bonuses, any contributions made on behalf of the Executive by the Corporation pursuant to a salary reduction agreement under Internal Revenue Code Sections 125, 129 and/or 401(k), and any compensation deferred under the Corporation's Senior Management Deferred Compensation Plan, except that the $52,000 short-term incentive bonus for calendar 2004 the payment of which was accelerated to December 2004 shall be taken into account as if it was paid in 2005 rather than 2004.
            Compensation shall not include any amounts available to the
            Executive pursuant to any Stock Option, Stock Appreciation Right and Senior Management Long Term Incentive Plans of the
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            Corporation or paid to the Executive pursuant to Sections 6, 7 and 8 of the Retention Agreement between the Corporation and the Executive dated as of August 25, 2004."

      1.2 Alternative Benefit under the SERP Plan. The language added by Section
1.1 of the Second Amendment to the Agreement is hereby amended by adding the following sentence to the end of such section:

            "For purposes of calculating the actuarial equivalent of the Alternative Benefit to which the Executive would be entitled under the SERP Plan, (1) the $52,000 short-term incentive payment the payment of which was accelerated to December 2004 shall be taken into account as if it was paid in 2005 rather than 2004, (2) the $3,130,220 long-term incentive payment the payment of which was accelerated to December 2004 shall be taken into account in such amounts and at such times as it would have been paid absent the acceleration, and (3) no amounts payable to the Executive pursuant to Sections 6, 7 and 8 of the Retention Agreement between the Corporation and the Executive dated as of August 25, 2004 shall be taken into account."

      2. NO FURTHER MODIFICATION. Except as expressly amended hereby, the Agreement remains unmodified and in full force and effect.

      3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Maine without regard to its conflicts of laws principles.

      4. SEVERABILITY. Each provision of this Amendment is intended to be severable and the invalidity, illegality or unenforceability of any portion of this Amendment shall not affect the validity, legality and enforceability of the remainder.


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      IN WITNESS WHEREOF, the Corporation and the Executive have caused this
Amendment to be executed as of the date and year first above written.

                                          BANKNORTH GROUP, INC. F/K/A
                                          PEOPLES HERITAGE FINANCIAL
                                          GROUP, INC.



/s/ Susan G. Shorey                       By:/s/ Cynthia H. Hamilton
------------------------------------      ------------------------------------
Witness                                   Name:  Cynthia H. Hamilton
                                          Title: Executive Vice President

/s/ Susan G. Shorey                       /s/ John W. Fridlington
------------------------------------      ------------------------------------
Witness                                   John W. Fridlington


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